Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Synchronoss Technologies, Inc. (the “Company”) for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen G. Waldis, the Chairman of the Board of Directors, President & Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date: November 4, 2009	/s/ Stephen G. Waldis
Stephen G. Waldis
Chairman of the Board of Directors, President & Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.